U.S. BANKRUPTCY COURT NORTHERN DISTRICT OF TEXAS ENTERED TAWANA C. MARSHALL, CLERK THE DATE OF ENTRY IS ON THE COURT’S DOCKET
The following constitutes the order of the Court.

Signed April 26, 2006	United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

IN RE:	§
	§	CASE NO. 06-30602-BJH-11
INTEGRATED ELECTRICAL SERVICES,	§
INC., et al.	§	(Chapter 11)
	§	(Jointly Administered)
DEBTORS.	§
	§	Related to Dkt. No. 199
ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF
REORGANIZATION OF INTEGRATED ELECTRICAL SERVICES,
INC. AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
BACKGROUND AND PROCEDURAL HISTORY
     On February 14, 2006 (the “Petition Date”), Integrated Electrical Services, Inc. and the affiliated debtors listed on Addendum 1 hereto (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Since the Petition Date, the Debtors have continued to

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 1 of 35

operate and manage their businesses as debtors in possession pursuant to Bankruptcy Code §§ 1107(a) and 1108.
     On the Petition Date, the Debtors filed a pre-negotiated plan of reorganization and supporting disclosure statement, and on March 17, 2006, the Debtors filed their Second Amended Disclosure Statement for Second Amended Joint Plan of Reorganization of Integrated Electrical Services, Inc. and Certain of its Direct and Indirect Subsidiaries Under Chapter 11 of the Bankruptcy Code [Dkt. No. 198] (as supplemented, amended, or modified, the “Disclosure Statement”) and their Second Amended Joint Plan of Reorganization of Integrated Electrical Services, Inc. and Certain of its Direct and Indirect Subsidiaries Under Chapter 11 of the Bankruptcy Code [Dkt. No. 199] (as supplemented, amended, or modified, the “Plan”).1 A copy of the Plan, as hereby confirmed by this Bankruptcy Court, is attached hereto as Exhibit A [Dkt. No. 385].
     Also on the Petition Date, the Debtors filed their initial Plan Supplement [Dkt. No. 36] and on April 14, 2006, the Debtors filed their Second Plan Supplement [Dkt. No. 312] (together, the “Plan Supplement”). The Plan Supplement is incorporated herein by reference.
     On February 14, 2006, the Office of the United States Trustee appointed the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) and on March 8, 2006, appointed the Official Equity Holders Committee (the “Equity Committee”).
     On March 10, 2006, this Bankruptcy Court entered its Order (i) Approving Disclosure Statement and the Form and Manner of Service Related Thereto; (ii) Setting

[1]	Capitalized terms not defined herein shall have the meaning given to them in the Plan.

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 2 of 35

Dates for the Objection Deadline and Hearing Relating to Confirmation of the Plan; and (iii) Authorizing Related Relief [Dkt. No. 186] (as non-materially modified by Dkt. No. 240, the “Disclosure Statement Order”).
     In accordance with the Disclosure Statement Order, the Debtors have filed (a) a certificate of publication [Dkt. No. 228] attesting that the notice of the Confirmation Hearing was published in The Wall Street Journal, National Edition; (b) an Affidavit of Service of Financial Balloting Group, LLC [Dkt. No. 251] attesting that on or before March 22, 2005 (a) the Disclosure Statement, Plan, notice of Confirmation Hearing, and Ballots were mailed to Holders of Claims and Equity Interests in Impaired Classes 5, 6, and 8; (b) a Notice of Unimpaired Status and Scheduling of Confirmation Hearing was mailed to Holders of Claims and Equity Interests in Unimpaired Classes 1, 2, 3, 4, 7, and 10, and (c) a copy of the Disclosure Statement and Notice of Confirmation Hearing were mailed to Holders of Equity Interests in Class 9; and (c) the Supplemental Affidavit of Service [Dkt. No. 277] attesting that the March 31, 2006 letter of the Equity Committee (the “March 31 Letter”) was mailed to Holders of Equity Interests in Class 8.
     In support of Confirmation of the Plan, the Debtors filed with the Bankruptcy Court the following: (a) Declaration of Sanford R. Edlein in Support of Confirmation of the Second Amended Joint Plan of Reorganization of Integrated Electrical Services, Inc. and Certain of its Direct and Indirect Subsidiaries Under Chapter 11 of the Bankruptcy Code [Dkt No. 368] (the “Edlein Affidavit”); (b) Declaration of Peter S. Kaufman in Support of Confirmation of the Second Amended Joint Plan of Reorganization of Integrated Electrical Services, Inc. and Certain of its Direct and Indirect Subsidiaries Under Chapter 11 of the Bankruptcy Code [Dkt No. 369] (the “Kaufman Affidavit”); and

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 3 of 35

(c) Certification of Jane Sullivan with Respect to the Tabulation of Votes on the Second Amended Joint Plan of Reorganization of Integrated Electrical Services, Inc. and Certain of its Direct and Indirect Subsidiaries Under Chapter 11 of the Bankruptcy Code [Dkt. No. 355] (the “Sullivan Affidavit,” and collectively with the Edlein Affidavit and the Kaufman Affidavit, the “Affidavits”).
     The following objections (the “Objections”) were filed to Confirmation of the Plan:
•	Objection to Confirmation of Plan filed by Creditor Tax Appraisal District of Bell County, et al. [Dkt. No. 332];

•	Confirmation Objection of Senior Convertible Noteholders to the Second Amended Joint Plan of Reorganization of Integrated Electrical Services, Inc. and Certain of Its Direct and Indirect Subsidiaries Under Chapter 11 of the Bankruptcy Code filed by Creditor Marathon Global Convertible Master Fund, Ltd., Marathon Special Opportunities Master Fund, Ltd. [Dkt. No. 336];

•	Objection to Confirmation of Plan filed by Creditor Garland Independent School District [Dkt. No. 337];

•	CNA’s Limited Objection to Second Amended Joint Plan of Reorganization of Integrated Electrical Services, Inc. and Certain of Its Direct and Indirect Subsidiaries filed by American Casualty Company of Reading, PA, CNA ClaimPlus, Inc., Continental Casualty Company, Transportation Insurance Company [Dkt. No. 339];

•	Objection to Confirmation of Plan filed by Clear Creek ISD, Klein ISD, Spring Branch ISD, City of Grapevine, Grapevine-Colleyville ISD [Dkt. No. 340];

•	Objection to Confirmation of Plan by Local Tax Authorities (including City of Memphis, Dallas County, Tarrant County, Tom Green CAD, Wise County and Navarro County) filed by Bexar County, Fort Bend County, Fort Bend ISD, Harris County/City of Houston, Houston ISD, Katy ISD [Dkt. No. 341]; and

•	Objection FILED UNDER SEAL to Confirmation of Second Amended Chapter 11 Plan filed by Interested Party Official Equity Holders Committee [Dkt. No. 343].

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 4 of 35

•	Objections to Confirmation of Debtors’ Second Amended Plan of Reorganization filed by Scott Watkins and the Estate of Scott Watkins [Dkt. No.358].
     In response to the Objections, the Debtors filed their Debtors’ Omnibus Response to Objections to Confirmation [Dkt. No. 351] and Debtors’ Response FILED UNDER SEAL to Equity Committee’s Objection to Confirmation of Debtors’ Second Amended Joint Plan of Reorganization [Dkt. No. 363], and the Creditors’ Committee filed their Response of the Official Committee of Unsecured Creditors to the Objection of the Senior Convertible Noteholders to Confirmation of the Debtors’ Chapter 11 Plan of Reorganization [Dkt. No. 350] and their Response of the Official Committee of Unsecured Creditors FILED UNDER SEAL to the Objection of the Official Equity Holders’ Committee to Confirmation of the Debtors’ Chapter 11 Plan of Reorganization [Dkt. No. 352].
     Pursuant to Bankruptcy Code § 1128 and Rule 3020(b)(2) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Bankruptcy Court held the Confirmation Hearing to consider the Confirmation of the Plan on April 25, 2006.
     Based upon the Affidavits, the live testimony of C. Byron Snyder, Sanford R. Edlein and Peter S. Kaufman (the “Live Testimony”) and the record of the Confirmation Hearing, the Objections that have not been consensually resolved or withdrawn are overruled on the merits pursuant to this Confirmation Order.
     After considering the Plan, the Plan Supplement, the Affidavits, the Live Testimony, the Objections and the responses to the Objections, the exhibits admitted and other evidence presented or proffered at the Confirmation Hearing, representations and arguments of counsel at the Confirmation Hearing, and the entire record before the

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 5 of 35

Bankruptcy Court in these Chapter 11 Cases, and after otherwise being fully apprised, the Bankruptcy Court makes the following findings of fact and conclusions of law, and issues this Confirmation Order confirming the Plan.
FINDINGS OF FACT AND CONCLUSIONS OF LAW
Jurisdiction and Venue
     A. Exclusive Jurisdiction; Venue; Core Proceeding. The Bankruptcy Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§157 and 1334. Venue in this Bankruptcy Court is proper under 28 U.S.C. §§ 1408 and 1409. This matter constitutes a core proceeding under 28 U.S.C. § 157(b)(2)(L) and this Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.
     B. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket in these Chapter 11 Cases maintained by the clerk of the Bankruptcy Court, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and arguments made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases.
     C. Retention of Jurisdiction. The Bankruptcy Court finds and concludes that the Bankruptcy Court’s retention of jurisdiction as set forth in Article XI of the Plan comports with 28 U.S.C. §§1334 and 157.
Notice, Solicitation and Acceptance
     D. Adequate Notice of Confirmation Hearing. In accordance with Bankruptcy Rules 2002, 3019, and 9014 and the Disclosure Statement Order, the Bankruptcy Court finds and concludes that adequate notice of the time for filing objections to Confirmation

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 6 of 35

of the Plan and adequate notice of the Confirmation Hearing was provided to all Holders of Claims and Equity Interests. No other or further notice of the Confirmation Hearing or Confirmation of the Plan is necessary or required.
     E. Adequate Information. The Bankruptcy Court finds and concludes that the Solicitation was conducted after disclosure of “adequate information” as defined in Bankruptcy Code § 1125(a) and in accordance with the Disclosure Statement Order.
     F. Good Faith Solicitation (11 U.S.C. § 1125(e)). The Bankruptcy Court finds and concludes that the Debtors have solicited acceptances of the Plan in good faith and in compliance with the Bankruptcy Code. The Debtors, the Supporting Noteholders, and each of their respective affiliates, agents, directors, managing partners, managers, officers, employees, investment bankers, financial advisors, attorneys, and other professionals are deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Securities under the Plan and the Solicitation of the Plan, and therefore are not and shall not, on account of such offer, issuance or Solicitation, be liable at any time for the violation of any law, rule, or regulation governing the Solicitation of acceptances or rejections of the Plan, the offer and issuance of New Securities under the Plan, or the distribution or dissemination of any information contained in the Plan, the Disclosure Statement, the March 31 Letter, the Plan Supplement, and any and all related documents.

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 7 of 35

Compliance with Bankruptcy Code § 1129
     G. Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). In accordance with Bankruptcy Code § 1129(a)(1), the Bankruptcy Court finds and concludes that the Plan complies with the applicable provisions of the Bankruptcy Code.
          1. Compliance 11 U.S.C. § 1123(a). In accordance with Bankruptcy Code § 1123(a), the Bankruptcy Court finds and concludes that the Plan: (a) designates Classes of Claims and Equity Interests, other than Claims of a kind specified in Bankruptcy Code §§ 507(a)(2), 507(a)(3), and 507(a)(8); (b) specifies Classes of Claims and Equity Interests that are not Impaired under the Plan; (c) specifies the treatment of Classes of Claims and Equity Interests that are Impaired under the Plan; (d) provides the same treatment for each Claim or Equity Interest of a particular Class, unless the Holder of a particular Claim or Equity Interest agrees to less favorable treatment of their respective Claim or Equity Interest; (e) provides for adequate means for the Plan’s implementation; (f) provides for the inclusion in the charter of Reorganized IES of a provision prohibiting the issuance of non-voting equity securities; and (g) contains only provisions that are consistent with the interests of Holders of Claims and Equity Interests and with public policy with respect to the manner of selection of any officer or director of the Reorganized Debtors on and after the Effective Date. Therefore, the Plan satisfies the requirements of Bankruptcy Code § 1123(a).
          2. Compliance with 11 U.S.C. § 1123(b). As permitted by Bankruptcy Code § 1123(b), the Plan: (a) Impairs or leaves Unimpaired, Classes of Claims and Equity Interests; (b) provides for the assumption, rejection, or assignment of executory contracts and unexpired leases of the Debtors; (c) provides for the settlement or

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 8 of 35

adjustment of Claims or interests belonging to the Debtors or their Estates and for the retention and enforcement of Claims or interests; (d) enjoins certain acts by Holders of Claims or Equity Interests; (e) exculpates certain Persons from certain Claims and Causes of Action; (f) contains a release of certain Claims and Causes of Action of, among others, the Debtors and their Estates that could be asserted against certain Persons; and (g) includes other appropriate provisions not inconsistent with the applicable provisions of the Bankruptcy Code.
          3. The relief provided in the Plan is fair and necessary for the orderly implementation of the Plan and the administration of the Estates. Therefore, the Plan satisfies the requirements of Bankruptcy Code § 1123(a) and (b).
     H. Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). In accordance with Bankruptcy Code § 1129(a)(2), the Bankruptcy Court finds and concludes that the Debtors have complied with the applicable provisions of the Bankruptcy Code. The Debtors are proper debtors under Bankruptcy Code § 109. The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order in transmitting the Plan, the Disclosure Statement, the Ballots, the March 31 Letter, and all related documents and notices, and in soliciting and tabulating votes on the Plan.
     I. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). In accordance with Bankruptcy Code § 1129(a)(3), the Bankruptcy Court finds and concludes that the Debtors have proposed the Plan in good faith and not by any means forbidden by law, and the Debtors have acted, and are presently acting, in good faith in conjunction with all aspects of the Plan. All transactions contemplated by the Plan were negotiated and

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 9 of 35

consummated at arm’s-length, without collusion, and in good faith. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the formulation of the Plan and the Solicitation of the Plan. The Debtors filed the Chapter 11 Cases and proposed the Plan with legitimate and honest purposes including, among other things, (1) the reorganization of the Debtors’ businesses; (2) the preservation and maximization of the Debtors’ business enterprise value through a rapid, efficient reorganization under chapter 11; (3) preserving creditor and customer relationships by not impairing ongoing trade creditors; (4) restructuring the Debtors’ capital structure; (5) maximization of the recovery to Holders of Claims and Equity Interests under the circumstances of these Chapter 11 Cases; and (6) preserving jobs of the Debtors’ employees in connection with the Debtors’ go-forward operations. Furthermore, the Plan represents extensive arms-length negotiations among the Debtors and the Ad Hoc Committee, as well as each group’s respective legal and financial advisors, and reflects the best interests of the Debtors’ Estates and Holders of Claims and Equity Interests.
     J. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). In accordance with Bankruptcy Code § 1129(a)(4), the Bankruptcy Court finds and concludes that all payments made or to be made by the Debtors or by a Person issuing equity securities or acquiring property under the Plan, for services or for costs and expenses in, or in connection with, these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, have been approved by, or are subject to approval of, the Bankruptcy Court as reasonable, unless otherwise ordered by the Bankruptcy Court.

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 10 of 35

     K. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). In accordance with Bankruptcy Code § 1129(a)(5), the Bankruptcy Court finds and concludes that: (1) the Debtors have disclosed the identity and affiliations of all individuals initially proposed to serve, after the Effective Date of the Plan, as directors and officers of the Reorganized Debtors; (2) the appointment of the individuals disclosed to serve, after the Effective Date, as directors and officers of the Reorganized Debtors is consistent with the interests of Holders of Claims and Equity Interests and with public policy; and (3) the Debtors have disclosed all insiders that will be employed by the Reorganized Debtors and the nature of compensation for such insiders.
     L. No Rate Changes (11 U.S.C. § 1129(a)(6)). In accordance with Bankruptcy Code § 1129(a)(6), the Bankruptcy Court finds and concludes that the Debtors are not subject to any governmental regulation of any rates.
     M. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). In accordance with Bankruptcy Code § 1129(a)(7), the Bankruptcy Court finds and concludes that with respect to Impaired Classes of Claims or Equity Interests (i.e., Classes 5, 6, 8, and 9), each Holder of a Claim or Equity Interest has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.
     N. Acceptance or Rejection of Certain Classes (11 U.S.C. § 1129(a)(8)). In accordance with Bankruptcy Code § 1129(a)(8), the Bankruptcy Court finds and concludes that: (1) Classes 1, 2, 3, 4, 7, and 10 are not Impaired under the Plan and are

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 11 of 35

deemed to have accepted the Plan under § 1126(f) of the Bankruptcy Code; and (2) Classes 5, 6 and 8 have accepted the Plan in accordance with §§ 1126(c) and (d) of the Bankruptcy Code. With respect to Class 9, which is deemed to have rejected the Plan pursuant to § 1126(g) of the Bankruptcy Code, the Bankruptcy Court finds and concludes that, pursuant to Bankruptcy Code § 1129(b)(1) and (2), the Plan does not discriminate unfairly, and is fair and equitable because no Holders of junior Claims or Equity Interests will receive or retain any property under the Plan. As set forth in the Sullivan Affidavit and as further agreed to by the Holders of Claims in Class 5 on the record at the Confirmation Hearing, the percentages of Holders of Claims and Equity Interests in Classes entitled to vote that voted to accept the Plan are as follows:
Class 5 (Senior Convertible Noteholders)

	Number/Shares	Percentage	Amount	Percentage
Accept	5	100.00%	$50,000,000	100.00%
Reject	0	00.00%	$0	00.00

Class 6 (Senior Subordinated Noteholders)

Accept	39	100.00%	$147,920,726	100.00%
Reject	0	00.00%	$0	00.00%

Class 8 (IES Common Stock Interests)

Accept	19,907,996	85.12%	n/a	n/a
Reject	3,479,126	14.88%	n/a	n/a
     O. Treatment of Administrative, Priority, and Tax Claims (11 § U.S.C. § 1129(a)(9)). The Bankruptcy Court finds and concludes that the Plan’s treatment of Claims of a kind specified in Bankruptcy Code §§ 507(a)(1) through (8) satisfies the requirements set forth in Bankruptcy Code § 1129(a)(9).
     P. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). In accordance with Bankruptcy Code § 1129(a)(10), the Bankruptcy Court finds and concludes that at

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
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AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 12 of 35

least one Class of Claims or Equity Interests that is Impaired under the Plan has voted to accept the Plan, without including acceptances of the Plan by any insider.
     Q. Feasibility (11 U.S.C. § 1129(a)(11)). The Disclosure Statement, the Kaufman Affidavit, the Edlein Affidavit, and the other evidence proffered or adduced at the Confirmation Hearing with respect to feasibility (1) is persuasive and credible and (2) establishes that Confirmation of the Plan is not likely to be followed by the need for further financial reorganization or liquidation of the Debtors not otherwise proposed in the Plan, thus satisfying the requirements of Bankruptcy Code § 1129(a)(11).
     R. Payment of Fees (11 U.S.C. § 1129(a)(12)). In accordance with Bankruptcy Code § 1129(a)(12), the Bankruptcy Court finds and concludes that, to the extent that fees payable to the United States Trustee under 28 U.S.C. § 1930(a)(6) have not been paid, the Plan provides for the payment of all such fees on the Effective Date of the Plan and as they come due after the Effective Date.
     S. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). In accordance with Bankruptcy Code § 1129(a)(13), the Bankruptcy Court finds and concludes that the Plan provides for the continuation after the Effective Date of the payment of all retiree benefits, if any, as that term is defined in Bankruptcy Code § 1114.
     T. Other Provisions of 11 U.S.C. 1129(a). The Court finds that the provisions of 11 U.S.C. §§ 1129(a)(14), (a)(15), and (a)(16) are not applicable to the Debtors or the Reorganized Debtors.
     U. Principal Purpose (11 U.S.C. § 1129(d)). The Bankruptcy Court finds and concludes that the principal purpose of the Plan is not the avoidance of taxes or the

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
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AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 13 of 35

avoidance of the application of Section 5 of the Securities Act of 1933, and there has been no objection filed by any governmental unit asserting such avoidance.
     V. No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). Class 9 is an Impaired Class of Equity Interests that is deemed to have rejected the Plan pursuant to 11 U.S.C. § 1126(g) of the Bankruptcy Code because the Holders of such Equity Interests will not receive or retain any property under the Plan on account of such Equity Interests. The Debtors presented uncontroverted evidence at the Confirmation Hearing that the Plan does not discriminate unfairly and is fair and equitable with respect to Class 9, as required by § 1129(b)(1) of the Bankruptcy Code. Upon Confirmation and the occurrence of the Effective Date, the Plan shall be binding upon the members of all Classes, including the members of Class 9.
     W. The Debtors, as proponents of the Plan, have met their burden of proving the elements of Bankruptcy Code §§ 1129(a) and (b).
Modifications to the Plan
     X. The Bankruptcy Court finds and concludes that all modifications made to the Plan after Solicitation of votes on the Plan had commenced, as reflected in this Confirmation Order, as set forth on the record at the Confirmation Hearing, or as reflected in the Plan and Plan Supplement, satisfy the requirements of Bankruptcy Code § 1127(a) and Bankruptcy Rule 3019, are not material, and do not adversely affect the treatment and rights of the Holders of any Claim or Equity Interest under the Plan who have not otherwise accepted such modifications. Accordingly, the Debtors have satisfied Bankruptcy Code § 1127(c) and Bankruptcy Rule 3019 with respect to the Plan, as modified; and Holders of Claims or Equity Interests that have accepted or

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
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AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 14 of 35

rejected the Plan (or are deemed to have accepted or rejected the Plan) are deemed to have accepted or rejected, as the case may be, the Plan as modified on the date of this Confirmation Order, pursuant to Bankruptcy Code § 1127(d) and Bankruptcy Rule 3019.
Exemptions
     Y. Exemption from Registration Requirements (11 U.S.C. § 1145). The Bankruptcy Court finds and concludes that, in accordance with Bankruptcy Code § 1145, the issuance of the New Securities (except the Restricted New IES Common Stock) to Holders of Allowed Claims and Equity Interests in Classes 6 and 8 under the Plan is a Distribution in exchange for Claims against, or Equity Interests in, the Debtors. Therefore, such issued securities are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other applicable federal law, and any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of or broker dealer in such securities. None of the Debtors is an underwriter within the meaning of Bankruptcy Code § 1145(b).
     Z. Exemptions from Recording, Stamp, and Similar Taxes (11 U.S.C. § 1146(a)). The Bankruptcy Court finds and concludes that, in accordance with Bankruptcy Code § 1146(a), any transfers from a Debtor to a Reorganized Debtor or any other Person or Entity pursuant to the Plan, including in relation to the Revolving Exit Facility and Term Exit Facility, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment.

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Transactions Pursuant to the Plan
     AA. Rule 9019 Settlement; Releases and Discharges. The Bankruptcy Court finds and concludes that pursuant to Bankruptcy Rule 9019 and in consideration of the Distributions and other benefits provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Impaired Claims against and Equity Interests in the Debtors. Such compromises and settlements are made in exchange for consideration and are in the best interests of the Holders of Impaired Claims and Equity Interests, are within the range of possible litigation outcomes, are fair, equitable, reasonable, and are integral elements of the restructuring and resolution of the Chapter 11 Cases in accordance with the Plan.
     BB. Discharge, Release, Indemnification, and Exculpation. The failure to effect the discharge, release, indemnification, and exculpation provisions of the Plan would impair the Debtors’ ability to confirm the Plan. Accordingly, the compromises and settlements embodied in the release, discharge, indemnification, and exculpation provisions described in Article XIII of the Plan are approved.
     CC. Issuance of Securities. The Bankruptcy Court finds and concludes that the issuance and Distribution of the New Securities and the New Options in accordance with the provisions of the Plan are reasonable and necessary.
     DD. Assumption of Executory Contracts and Leases. The Bankruptcy Court finds and concludes that the assumption or rejection of executory contracts and unexpired leases pursuant to the Plan is a reasonable exercise of the Debtors’ business judgment and is in the best interests of the Debtors and their Estates. The Bankruptcy Court further finds that (1) the Debtors have cured, will promptly cure, or will cure upon

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
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the entry of an appropriate order of the Bankruptcy Court any defaults in executory contracts and unexpired leases that have been assumed by the Debtors (without giving effect to any acceleration clauses or any default provisions of the kind specified in Bankruptcy Code § 365(b)(2)); and (2) the Debtors have provided adequate assurance of future performance under any such assumed executory contracts and unexpired leases.
     EE. Plan Provisions Valid and Binding. The Bankruptcy Court finds and concludes that, upon entry of this Confirmation Order, each term and provision of the Plan and the Plan Supplement is valid, binding, and enforceable pursuant to its terms.
     FF. Plan Documents Valid and Binding. The Bankruptcy Court finds and concludes that the Revolving Exit Facility Credit Documents, the Term Exit Facility Credit Documents, and all other documents reasonably necessary to implement the Plan shall be, upon execution on or after the Effective Date, valid, binding, and enforceable agreements. The Bankruptcy Court further finds and concludes that the Revolving Exit Facility Credit Documents, the Term Exit Facility Credit Documents (including the payment of fees and expenses under such facilities), and all other documents reasonably necessary to implement the Plan are in the best interests of the Debtors, their Estates and the Reorganized Debtors and have been negotiated in good faith and at arm’s length.
     GG. Compliance with Bankruptcy Rule 3016. In accordance with Bankruptcy Rule 3016(a), the Bankruptcy Court finds and concludes that the Plan is dated and the Entities that submitted it, and filed it, are identified.
MISCELLANEOUS PROVISIONS

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AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 17 of 35

     HH. The Bankruptcy Court finds that Confirmation of the Plan is in the best interests of the Debtors, their Estates, Holders of Claims and Equity Interests, and all other parties in interest.
     II. All findings of fact and conclusions of law announced by this Bankruptcy Court on the record in connection with Confirmation of the Plan or otherwise at the Confirmation Hearing are incorporated herein by reference.
     JJ. All findings of fact that are conclusions of law shall be deemed to be conclusions of law, and all conclusions of law which are findings of fact shall be deemed to be findings of fact.

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 18 of 35

ORDER
     Based on the foregoing Findings of Fact and Conclusions of Law, it is hereby ORDERED that:
     1. Confirmation of Plan. The Plan, attached hereto as Exhibit A [Dkt. No. 385], is APPROVED and CONFIRMED under Bankruptcy Code § 1129. The terms of the Plan are incorporated by reference into and are an integral part of this Confirmation Order.
     2. Approval of Plan Documents. The form and substance of the Plan documents as reflected in the Plan Supplement are hereby APPROVED.
     3. Objections Overruled. All objections that have not been withdrawn, waived, or settled are OVERRULED on the merits.
     4. Vesting of Assets (11 U.S.C. § 1141(b) and (c)). Except as otherwise provided for in the Plan or this Confirmation Order, the property of each Debtor’s Estate shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, encumbrances, interests, charges, and Liens, except as specifically provided or contemplated (a) in the Plan or prior orders of this Bankruptcy Court,2 (b) in connection with the Revolving Exit Facility or the Term Exit Facility, or (c) in this Confirmation Order. Without limiting the generality of the

[2]	The prior orders of the Court shall include, without limitation, the orders approving the CHUBB DIP Bonding Facility [Dkt. No. 183], the SureTec DIP Bonding Facility [Dkt. No. 184] and the Scarborough DIP Bonding Facility [Dkt. No. 185].

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 19 of 35

foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay Professional fees and expenses incurred after the Effective Date.
     5. Assumption of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2). On the Effective Date, all executory contracts and unexpired leases of the Debtors will be deemed assumed in accordance with, and subject to, the provisions and requirements of §§ 365 and 1123 of the Bankruptcy Code, except those executory contracts and unexpired leases that (a) have been rejected by order of the Bankruptcy Court; (b) previously expired or terminated pursuant to their own terms; (c) set forth in a schedule, to the Plan Supplement as an executory contract or unexpired lease to be rejected, or (d) are the subject of a motion to reject pending on the Confirmation Date. Entry of this Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to §§ 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Confirmation Order shall vest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law. If the Debtors’ rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim by the non-Debtor Party or parties to such contract or lease, such Claims shall be forever barred and shall not be enforceable against the Debtors, their Estates, or the Reorganized Debtors unless a proof of Claim is filed with the Bankruptcy Court and served upon the Debtors or the Reorganized Debtors, and their counsel, within sixty (60) days of the earlier of (a) the date of entry of an order approving such rejection or (b) the Confirmation Date.

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 20 of 35

     6. Approvals. No further approvals, notices, or meetings of any Debtor’s board of directors or Holders of Equity Interests are necessary to effectuate the Plan, and any officer, managing member, or general partner of each respective Debtor is authorized and directed to execute any document, certificate, or agreement necessary to effectuate the Plan on behalf of such Debtor, which documents, certificates, and agreements shall be binding on the Debtors and all Holders of Claims and Equity Interests.
     7. Continued Corporate Existence. The Reorganized Debtors shall continue to exist after the Effective Date as separate Entities in accordance with the applicable law in the applicable jurisdiction in which they were formed under their respective certificates of incorporation, limited partnership, or other formation documents, as applicable, and bylaws or similar organizational documents, as applicable, in effect before the Effective Date except as their certificates of incorporation, limited partnership, or other formation documents and bylaws or similar organizational documents may be amended pursuant to the Plan. The appointment of the Board of Directors of Reorganized IES pursuant to the Plan as of the Effective Date is deemed to constitute the election of directors of Reorganized IES by written consent in lieu of an annual meeting pursuant to Section 303 of the Delaware General Corporation Law and Section 211 of the Delaware General Corporation Law, Reorganized IES shall not be required to hold an annual meeting of stockholders prior to the end of its 2006 fiscal year. The certificate of incorporation, limited partnership, or other formation documents and bylaws or other organizational documents of each Reorganized Subsidiary shall be the certificate of incorporation, limited partnership, or other formation documents and

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 21 of 35

bylaws of each Reorganized Subsidiary on the Effective Date without any modification or amendment thereto.
     8. Plan Documents. All documents and agreements introduced in the Plan Supplement or contemplated by the Plan (including all exhibits and attachments thereto and documents referred to therein), including, but not limited to, (a) Reorganized IES’s bylaws, (b) Reorganized IES’s certificate of incorporation, (c) the Registration Rights Agreement, (d) the 2006 Long Term Incentive Plan, and (e) the form of Restricted New IES Common Stock Agreement are approved and the execution, delivery, and performance thereunder by the Reorganized Debtors are authorized and approved, without need for further corporate action or further order or authorization of the Bankruptcy Court. The Debtors and the Reorganized Debtors, as appropriate, are authorized and empowered to make any and all modifications to any and all documents included as part of the Plan and Plan Supplement that may be agreed to by the parties thereto and that are consistent with the Plan and the terms of this Confirmation Order.
     9. Cancellation of Notes, Instruments, Debentures, and Common Stock. As of the Effective Date, the Certificates evidencing the Existing Securities shall evidence solely the right to receive from the Debtors the Distribution of the consideration, if any, set forth in Article 3.03 of the Plan. On the Effective Date, except to the extent set forth in the Plan, (a) the Existing Securities, to the extent not already cancelled, shall be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any other Person and (b) the obligations of the Debtors under the Existing Securities and under the Debtors’ certificates of incorporation, limited partnership, or other formation documents, and any agreements, indentures, or

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 22 of 35

certificates of designations governing the Existing Securities shall be terminated and discharged. Additionally, as of the Effective Date, all IES Other Equity Interests, to the extent not already cancelled, shall be cancelled.
     10. Issuance of New IES Common Stock. Pursuant to Article IV of the Plan, the issuance of the New Securities and the New Options by Reorganized IES is hereby authorized without further act by the board of directors, shareholders, or officers of Reorganized IES or action under applicable law, regulation, order, or rule.
     11. Revolving Exit Facility. In conjunction with the Effective Date, the Reorganized Debtors shall enter into the Revolving Exit Facility Credit Agreement. The Revolving Exit Facility Credit Agreement will provide the Reorganized Debtors with extensions of credit up to an aggregate of $80,000,000, subject to the terms and conditions set forth in the Revolving Exit Facility Credit Agreement.
     12. The Reorganized Debtors are authorized to execute and deliver the Revolving Exit Facility Credit Agreement and the other Revolving Exit Facility Credit Documents and related intercreditor agreements, all of which shall be deemed approved and perform their obligations thereunder. Upon the execution thereof by the Reorganized Debtors, the Revolving Exit Facility Credit Documents shall constitute the legal, valid, and binding obligations of the Reorganized Debtors, enforceable against them in accordance with their terms. The Reorganized Debtors are hereby authorized to incur or obtain loans, letters of credit, and related obligations (as provided for in the Revolving Exit Facility Credit Agreement, the “Revolving Exit Facility Obligations”) and to grant the Revolving Exit Facility Agent, on behalf of the Revolving Exit Facility Lenders, a security interest in and a Lien upon all of the Collateral (as such term is

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 23 of 35

defined in the Revolving Exit Facility Credit Agreement) to secure all Revolving Exit Facility Obligations due the Revolving Exit Facility Lenders.
     13. On the Effective Date, all of the Liens and security interests in property of each Debtor’s Estate (which is revesting with the applicable Reorganized Debtor) presently provided for in the DIP Loan Agreement (as such term is defined in the Revolving Exit Facility Credit Agreement) shall be ratified and shall continue in full force and effect (with the same priority as specified in the DIP Loan Agreement) to secure the Revolving Exit Facility Obligations. Moreover, any additional Liens and security interests created under the Revolving Exit Facility Credit Agreement and the other Revolving Exit Facility Credit Documents shall be deemed approved and shall be legal, valid, binding and enforceable Liens. In furtherance of the foregoing, the Reorganized Debtors and the other Persons granting such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of this Confirmation Order, and will thereafter reasonably cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. All fees, costs and expenses paid by or to be paid by the Reorganized Debtors in connection with the Revolving Exit Facility Credit Documents are ratified and approved.
     14. Term Exit Facility. In conjunction with the Effective Date, Reorganized IES and the other Reorganized Debtors, as the case may be, shall enter into the Term

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 24 of 35

Exit Facility Credit Agreement and the other Term Exit Facility Credit Documents and related intercreditor agreements. The Term Exit Facility Credit Agreement will provide Reorganized IES with term loans in an aggregate principal amount not to exceed $53,000,000, subject to the terms and conditions set forth in the Term Exit Facility Credit Agreement, that will be used to refinance the Senior Convertible Notes and is, therefore critical to the success and feasibility of the Plan.
     15. The Reorganized Debtors are authorized to execute and deliver the Term Exit Facility Credit Agreement and the other Term Exit Facility Credit Documents, all of which shall be deemed approved and, perform their obligations thereunder. Upon the execution thereof by the Reorganized Debtors, the Term Exit Facility Agreement Credit Documents shall constitute the legal, valid, and binding obligations of the Reorganized Debtors, enforceable against them in accordance with their terms. The Reorganized Debtors are hereby authorized to incur loans, guarantees, and related obligations (as provided for in the Term Exit Facility Credit Agreement, the “Term Exit Obligations”) and to grant the Term Exit Facility Agent, on behalf of the Term Exit Facility Lenders, a security interest in and a Lien upon all of the Collateral (as such term is defined in the Term Exit Facility Credit Agreement) to secure all Term Exit Obligations due the Term Exit Facility Lenders.
     16. On the Effective Date, all of the Liens and security interests to be created under the Term Exit Facility Credit Agreement and the other Term Exit Facility Credit Documents shall be deemed approved and shall be legal, valid, binding and enforceable Liens. In furtherance of the foregoing, the Reorganized Debtors and the other Persons granting such Liens and security interests are authorized to make all

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 25 of 35

filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of this Confirmation Order, and will thereafter reasonably cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. All fees, costs and expenses paid by or to be paid by the Reorganized Debtors in connection with the Term Exit Facility Credit Documents are ratified and approved.
     17. Insurance. All insurance policies of the Debtors and their Estates shall be assumed, and confirmation and consummation of the Plan shall have no effect on such insurance policies or any insurance policy in which any of the Debtors are or were an insured party.
     18. Exemption from Certain Taxes. Pursuant to § 1146(a) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or Entity pursuant to the Plan, including transfers related to the Revolving Exit Facility and the Term Exit Facility, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment. Each applicable state or local governmental official or agent is hereby directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 26 of 35

     19. Final Fee Applications. Unless authorized by a separate order of the Bankruptcy Court, pursuant to Article 13.01 of the Plan, Professionals must file an application for final allowance of Professional fees for services rendered prior to the Effective Date no later than 60 days after the Effective Date. Objections to any Professional Fee Claim must be filed and served no later than 20 days after the date on which the applicable application was served (or such longer period as may be allowed by order of the Bankruptcy Court).
     20. Termination of Injunctions and Automatic Stay. All injunctions or stays provided for in the Chapter 11 Cases under §§ 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall terminate upon the Effective Date.
     21. Injunction. Except as otherwise expressly provided in the Plan, this Confirmation Order, or a separate order of this Bankruptcy Court, the injunctions set forth in Article XIII of the Plan are approved.
     22. Releases. Pursuant to § 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a) the settlements, compromises, releases, discharges, exculpations, and injunctions set forth in the Plan, including, but not limited to, the releases set forth in Article XIII of the Plan and implemented by this Confirmation Order shall be, and hereby are, approved as fair, equitable, reasonable and in the best interests of the Debtors, the Reorganized Debtors and their Estates, and Holders of Claims and Equity Interests.
     23. Non-Occurrence of Effective Date. In the event that one or more of the conditions specified in Article 9.02 of the Plan shall not have occurred or been waived

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 27 of 35

pursuant to Article 9.04 of the Plan on or before July 14, 2006, or such later date as may be agreed to by the Debtors and the Ad Hoc Committee, (a) the Confirmation Order shall be vacated, (b) no Distributions under the Plan shall be made, (c) the Debtors and Holders of Claims and Equity Interests shall be restored to the status quo as of the day immediately preceding the Confirmation Date as though the Confirmation Order had never been entered, and (d) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained in the Plan or this Confirmation Order shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any Person or governmental Entity or to prejudice in any manner the rights of the Debtors or any Person or governmental Entity in any other or further proceedings involving the Debtors.
     24. Failure to Consummate Plan. In the event that the Plan is not consummated, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied therein (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan or this Confirmation Order, and no acts taken in preparation for consummation thereof, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Person, (y) prejudice in any manner the rights of the Debtors or any Entity in any further proceedings involving the Debtors, or (z) constitute an admission of any sort by the Debtors or any other Entity.

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 28 of 35

     25. Authorization to Consummate Plan. Notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall take effect immediately upon its entry and the Debtors are authorized to consummate the Plan immediately after entry of this Confirmation Order.
     26. Notice of Entry of Confirmation Order and the Effective Date. Within five (5) Business Days of the Effective Date, the Debtors shall serve a notice (the “Confirmation and Effective Date Notice”), pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) on all Holders of Claims and Equity Interests of record and the United States Trustee by first-class mail, postage prepaid. The Debtors shall also publish the Notice of Confirmation and Effective Date in The Wall Street Journal, National Edition on or before five (5) Business Days after the Effective Date. The notice described herein is adequate under the particular circumstances and no other or further notice is necessary.
     27. Exemption from Securities Laws. All New Securities, except the Restricted New IES Common Stock, issued under the Plan shall be exempt from registration under the Securities Act or any applicable state or local law pursuant to § 1145 of the Bankruptcy Code.
     28. References to Plan Provisions. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety.
     29. Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified, or vacated by subsequent order of this Bankruptcy Court

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 29 of 35

or any other court, such reversal, modification, or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors’ receipt of written notice of any such order. Notwithstanding any such reversal, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.
     30. Applicable Non-Bankruptcy Law. Pursuant to §§ 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan, or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.
     31. Discharge. Except as otherwise provided in the Plan or in this Confirmation Order, all Distributions under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Equity Interests (other than those Claims and Equity Interests that are Unimpaired and are Reinstated under the Plan or pursuant to an order of this Bankruptcy Court) of any nature whatsoever against the Debtors or any of their Estates, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests. Upon the Effective Date, the Debtors, and each of them, shall be deemed discharged and released under § 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Equity Interests (other than Claims and Equity Interests that are Unimpaired and are Reinstated under the Plan or pursuant to

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 30 of 35

an order of this Bankruptcy Court), including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in §§ 502(g), 502(h), or 502(i) of the Bankruptcy Code. The discharge shall be effective as to each Claim and Equity Interest except as otherwise expressly provided in the Plan or this Confirmation Order, regardless of whether (i) a proof of claim or interest based on such Claim, Equity Interest, debt or liability is filed or deemed filed under § 501 of the Bankruptcy Code or is filed in the Bankruptcy Court; (ii) a Claim or Equity Interest based upon such Claim, Interest, debt or liability is allowed; or (iii) the Holder of a Claim or Equity Interest based on such Claim, Equity Interest, debt or liability has accepted the Plan.
     32. Ad Valorem Taxes. Ad valorem property taxes owed to taxing authorities in the State of Texas for the 2006 tax year are hereby designated to be post-confirmation debts and shall be paid in the ordinary course when billed without the necessity of the filing of proofs of claim for such current year taxes in the Bankruptcy Court. Such taxing authorities shall retain all liens securing such taxes and any penalties and interest on such taxes may accrue if not timely paid in the ordinary course and in accordance with applicable law. Any as yet unpaid ad valorem property taxes due to taxing authorities in the State of Texas for any years prior to 2006 shall be paid on the later of (a) the due date or (b) the Effective Date (and in the case of the Effective Date, as soon a reasonably practicable thereafter), unless the Debtors have filed an objection thereto by such payment date. Furthermore, for these pre-2006 taxes, Article 6.01 of the Plan shall be inapplicable insofar as these claims being determined by the Debtors’ books and records or Schedules. Such pre-2006 ad valorem taxes shall

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 31 of 35

retain all statutory liens securing such taxes, which liens shall not be primed by the Revolving Exit Financing, Term Exit Financing, or other financing arrangements being made in conjunction with Confirmation. The payment of these taxes will include interest from the Commencement Date until payment in full at the statutory rate of 1% per month pursuant to 11 U.S.C. § 511.
     33. Retention of Jurisdiction. This Bankruptcy Court’s retention of jurisdiction as set forth in Article XI of the Plan is approved. Such retention of jurisdiction does not affect the finality of this Confirmation Order.
     34. CNA Insurance Policies. Notwithstanding anything to the contrary contained in the Plan or in this Confirmation Order, the terms of the post-discharge injunction provided for by Article 13.05 of the Plan, and the applicable provisions of the Bankruptcy Code, shall not impair the rights of a holder of an Unsecured Claim that is a Claim subject to coverage by the CNA Insurance Agreements (defined below) to (a) liquidate its Claim in the appropriate non-bankruptcy forum, or through settlement and compromise with the Debtors and the CNA Companies (defined below), pursuant to the provisions contained herein or in the Plan, and (b) receive a distribution of proceeds from any insurance policy that becomes payable as a consequence of such liquidation pursuant to the terms of any applicable insurance policy; provided, however, that the post-discharge injunction shall be enforceable against the holders of such Unsecured Claims in all other respects in accordance with its terms. Notwithstanding anything to the contrary contained in the Plan or this Confirmation Order, nothing contained in the Plan or this Confirmation Order shall enlarge, reduce, modify, impair, or affect in any way the parties’ rights, defenses, and exclusions under: (a) any policies of insurance or

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 32 of 35

related agreements (individually or collectively, the “CNA Insurance Agreements”) entered into by the CNA Companies on the one hand, and the Debtors on the other hand. In particular, (i) the corporate restructuring proposed in the Plan shall have no effect whatsoever on the scope of coverage and related duties under the CNA Insurance Agreements, (ii) Continental Casualty Company, Transportation Insurance Company, American Casualty Company of Reading, Pennsylvania, CNA ClaimPlus, Inc., as successor-in-interest to RSKCo Services, Inc. and their American insurance affiliates (the “CNA Companies”) shall retain all of their respective rights of setoff and/or recoupment under the Insurance Agreements and applicable law, to the extent applicable, and (iii) the CNA Companies shall not be deemed to have released any of the non-Debtor parties released pursuant to Article 13.06 of the Plan from any direct and/or independent contractual obligations these parties may have to the CNA Companies, or from any claims whatsoever that the CNA Companies may now or hereafter hold against the insurance brokers or insurance agents of the Debtors. Subject to the terms and conditions of the respective letters of credit, if any, and/or other security, including but not limited to credits (the “CNA Collateral”), and the Insurance Agreements, (a) the CNA Companies shall be entitled to retain and hold CNA Collateral and (b) the CNA Companies shall be entitled to draw on the CNA Collateral as permitted by the CNA Insurance Agreements. The Debtors and Reorganized Debtors reserve all rights that they might have under the terms of the CNA Insurance Agreements to assert any demands for return or release of the CNA Collateral. Nothing contained in the Plan shall be deemed in any respect to enlarge the CNA Companies’ rights under their respective policies of insurance or related agreements with the

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 33 of 35

Debtors or under applicable law. The CNA Companies shall preserve all rights and defenses under applicable law that it may have as against any Person holding a Claim against the Debtors that may assert such Claim against any of the CNA Insurance Agreements, and the Debtors shall preserve all rights and defenses under applicable law to any such Claims asserted against the CNA Insurance Agreement; and the Plan or this Confirmation Order shall not limit the Debtors’ rights, or the CNA Companies’ rights to defend any Claims made as against the CNA Insurance Agreements.
     35. Senior Convertible Note Claims. As of the Effective Date (to the extent such date occurs on or before May 15, 2006), the Senior Convertible Note Claims shall be Allowed in the aggregate amount of $51,850,000; provided, however, if the Effective Date occurs after May 15, 2006, the Allowed amount of the Senior Convertible Note Claims shall be increased by $9,375 per day until such Claims are paid on the Effective Date. On the Effective Date, and in accordance with Article 3.03(e)(ii) of the Plan (irrespective of whether one or more of the conditions specified in Article 9.02 of the Plan shall not have occurred or been waived pursuant to Article 9.04 of the Plan or otherwise), each Allowed Senior Convertible Note Claim shall be paid in full in Cash on a Pro Rata basis in full satisfaction, settlement, release and discharge of and in exchange for each such Allowed Senior Convertible Note Claim; provided however that if the Term Exit Facility does not close on or before the Effective Date and the Debtors request that the Bankruptcy Court convene a Contingency Hearing, the Holders of the Senior Convertible Note Claims reserve all of their rights under the Plan, including, but not limited to, the right under Article 3.03(e) of the Plan to challenge the confirmability of the Plan on any ground which they have standing to raise; provided, further, that the

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 34 of 35

condition to the effectiveness of the Plan set forth in the last paragraph of Article 9.02 of the Plan cannot be waived in whole or in part pursuant to Article 9.04 of the Plan or otherwise without the written consent of the Holders of the Senior Convertible Note Claims.
     36. Nonseverable and Mutually Dependent. The provisions of this Confirmation Order are nonseverable and mutually dependent.
# # # END OF ORDER # # #
DALLAS:1096865.8_DOC/INT054-64000

ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT
AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 35 of 35

Addendum 1
Integrated Electrical Services, Inc.
Aladdin-Ward Electric & Air, Inc.
Amber Electric, Inc.
ARC Electric, Incorporated
Bachofner Electric, Inc.
Bear Acquisition Corporation
Bexar Electric Company, Ltd.
Bexar Electric II LLC
Bryant Electric Company, Inc.
BW/BEC, Inc.
BW/BEC II LLC
BW/BEC, L.L.C.
BW Consolidated, Inc.
Charles P. Bagby Co., Inc.
Collier Electric Company, Inc.
Commercial Electrical Contractors, Inc.
Cross State Electric, Inc.
Cypress Electrical Contractors, Inc.
Daniel Electrical Contractors, Inc.
Daniel Electrical of Treasure Coast, Inc.
Daniel Integrated Technologies, Inc.
Davis Electrical Constructors, Inc.
Electro-Tech, Inc.
EMC Acquisition Corporation
Federal Communications Group, Inc.
General Partner, Inc.
Hatfield Reynolds Electric Company
Haymaker Electric, Ltd.
Holland Electrical Systems, Inc.
Houston-Stafford Electric Holdings III, Inc.
Houston-Stafford Electrical Contractors LP
Houston-Stafford Holdings II LLC
Houston Stafford Holdings LLC
Houston-Stafford Management LLC
ICS Holdings LLC
IES Albuquerque, Inc.
IES Austin, Inc.
IES Austin Holding LP
IES Austin Holdings II LLC
IES Austin Holdings LLC
IES Austin Management LLC
IES Charleston, Inc.
IES Charlotte, Inc.
IES College Station, Inc.

Addendum 1	Page 1 of 3

IES College Station Holdings II LLC
IES College Station Holdings LLC
IES College Station Holdings, LP
IES College Station Management LLC
IES Communications, Inc.
IES Contractors Holdings LLC
IES Contractors, Inc.
IES Contractors Management LLC
IES Decatur, Inc.
IES East McKeesport, Inc.
IES ENC, Inc.
IES ENC Management, Inc.
IES Federal Contract Group, L.P.
IES Holdings II LLC
IES Holdings LLC
IES Management, LP
IES Management ROO, LP
IES Meridian, Inc.
IES New Iberia, Inc.
IES Oklahoma City, Inc.
IES Operations Group, Inc.
IES Properties Holdings II LLC
IES Properties Holdings, Inc.
IES Properties, Inc.
IES Properties, LP
IES Properties Management, Inc.
IES Raleigh, Inc.
IES Rapid City, Inc.
IES Residential Group, Inc.
IES Specialty Lighting, Inc.
IES Valdosta, Inc.
IES Ventures Inc.
IES Wilson, Inc.
Integrated Electrical Finance, Inc.
Intelligent Building Solutions, Inc.
J.W. Gray Electric Co., Inc.
J.W. Gray Electrical Contractors LP
J.W. Gray Holdings II LLC
J.W. Gray Holdings, LLC
J.W. Gray Management LLC
Kayton Electric, Inc.
Key Electrical Supply, Inc.
Linemen, Inc.
Mark Henderson, Incorporated
Menninga Electric, Inc.
Mid-States Electric Company, Inc.

Addendum 1	Page 2 of 3

Mills Electrical Contractors, Inc.
Mills Electric Holdings II LLC
Mills Electrical Holdings LLC
Mills Electric, LP
Mills Management LLC
Mitchell Electric Company, Inc.
M-S Systems, Inc.
Murray Electrical Contractors, Inc.
NBH Holding Co., Inc.
Neal Electric LP
Neal Electric Management LLC
New Technology Electrical Contractors, Inc.
Newcomb Electric Company, Inc.
Pan American Electric Company, Inc.
Pan American Electric, Inc.
Paulin Electric Company, Inc.
Pollock Electric, Inc.
Pollock Summit Electric LP
Pollock Summit Holdings II LLC
Pollock Summit Holdings, Inc.
PrimeNet, Inc.
Primo Electric Company
Raines Electric Co., Inc.
Raines Electric LP
Raines Holdings II LLC
Raines Holdings LLC
Raines Management LLC
Riviera Electric, LLC
RKT Electric, Inc.
Rockwell Electric, Inc.
Rodgers Electric Company, Inc.
Ron’s Electric, Inc.
SEI Electrical Contractor, Inc.
Spectrol, Inc.
Summit Electric Of Texas, Inc.
Tesla Power And Automation, L.P.
Tesla Power GP, Inc.
Tesla Power Properties, L.P.
Tesla Power (Nevada) II LLC
Tesla Power (Nevada), Inc.
Thomas Popp & Company
Valentine Electrical, Inc.
Wright Electrical Contracting, Inc.

Addendum 1	Page 3 of 3